UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Earliest Event Reported): August 10, 2017

APX GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-191132-02	46-1304852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Senior Notes due 2023

Overview

On August 10, 2017, APX Group, Inc. (the “Issuer” or the “Borrower”), a wholly owned subsidiary of the registrant, APX Group Holdings, Inc. (the “Company” or “Holdings”), issued $400.0 million aggregate principal amount of 7.625% Senior Notes due 2023 (the “Notes”), pursuant to an indenture, dated as of August 10, 2017 (the “Indenture”), among the Issuer, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

Interest on the Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2018. Interest on the Notes will accrue from and including August 10, 2017. The Notes will mature on September 1, 2023.

The Issuer intends to use the net proceeds from this offering to redeem $150.0 million aggregate principal amount of its 6.375% Senior Secured Notes due 2019 and pay the related accrued interest and redemption premium, and to pay all fees and expenses related thereto and any remaining net proceeds for general corporate purposes, including the repayment of outstanding borrowings under the Company’s revolving credit facility.

The following is a brief description of the terms of the Notes and the Indenture. Capitalized terms used herein, but not defined herein, will have the meanings given to them in the Indenture.

Ranking

The Notes and the guarantees thereof are the Issuer’s and the Guarantors’ senior unsecured obligations and rank:

•	equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior obligations; and

•	senior in right of payment to any of the Issuer’s and the Guarantors’ obligations that are expressly subordinated in right of payment to the Notes.

The Notes and the Guarantees thereof will be effectively subordinated in right of payment to the Issuer’s and the Guarantors’ secured indebtedness, to the extent of the value of the collateral securing such indebtedness. The Notes and the Guarantees will be structurally subordinated to all existing and future liabilities (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

Guarantees

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by the Company and each of the Issuer’s existing restricted subsidiaries that guarantee indebtedness under the Issuer’s revolving credit facility and the Issuer’s existing senior secured notes and senior unsecured notes. The Issuer’s existing and future foreign subsidiaries are not expected to guarantee the Notes. These guarantees are subject to release under specified circumstances.

Optional Redemption

The Issuer may, at its option, redeem at any time and from time to time prior to September 1, 2019, some or all of the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the redemption date plus the applicable “make-whole premium.” From and after September 1, 2019, the Issuer may, at its option, redeem at any time and from time to time some or all of the Notes at the applicable redemption prices listed in the Indenture. In addition, on or prior to September 1, 2019, the Issuer may, at its option, redeem up to 35% of the Notes issued under the Indenture with the proceeds from certain equity offerings at the redemption price listed in the Indenture.

Change of Control Offer

Upon the occurrence of specific kinds of change of control, if the Issuer does not redeem the Notes, the holders of the Notes will have the right to require the Issuer to repurchase some or all of the holders’ Notes at 101% of their principal amount, plus accrued and unpaid interest to the repurchase date.

Covenants

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of certain of the Issuer’s subsidiaries to:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

These covenants are subject to a number of important limitations and exceptions.

Events of Default

The Indenture also provides for events of default which, if any of them occur, would permit or require the principal of and premium, if any, and interest on the Notes to become or to be declared due and payable immediately.

The foregoing description of the Indenture is included to provide you with a summary of its key terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On August 10, 2017, the Issuer and the Guarantors entered into a registration rights agreement with respect to the Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, each of the Issuer and the Guarantors have agreed that it will, at its expense, for the benefit of the holders of the Notes (1) file one or more registration statements on an appropriate registration form (each, an “Exchange Offer Registration Statement”) with respect to a registered offer (each, an “Exchange Offer”) to exchange the Notes for new notes guaranteed by the guarantors on a senior unsecured basis, with terms substantially identical in all material respects to the Notes and (2) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act of 1933, as amended.

Under the terms of the Registration Rights Agreement, the Exchange Offer must be consummated or, if applicable, a shelf registration statement covering resales of the Notes must be declared effective within 270 days after the issue date of the Notes.

If the Issuer fails to satisfy this obligation (a “Registration Default”), then additional interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum during the 90-day period immediately the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue up to a maximum additional interest rate of 1.00% per annum). If the Registration Default is corrected, the additional interest on the Notes shall cease to accrue.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Notes is payable, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with summary of its key terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Third Amended and Restated Credit Agreement

On August 10, 2017, the Borrower entered into a Third Amended and Restated Credit Agreement among the Borrower, Holdings, the other guarantors party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, L/C issuer and swing line lender (the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement amended and restated the Borrower’s existing credit agreement to provide for, among other things, (1) an increase in the aggregate commitments previously available to the Borrower and (2) the extension of the maturity date with respect to certain of the previously available commitments, in each case, on the following terms:

Interest Rate and Fees

Borrowings under the Amended and Restated Credit Agreement bear interest at a rate per annum equal to an applicable margin plus, at our option, either (1) the base rate determined by reference to the highest of (a) the Federal Funds rate plus 0.50%, (b) the prime rate of Bank of America, N.A. and (c) the LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month, plus 1.00% (but in no event less than 0%) or (2) the LIBOR rate determined by reference to the London interbank offered rate for dollars for the interest period relevant to such borrowing (but in no event less than 0%) . The applicable margin for base rate-based borrowings (1) (a) under the Series A Revolving Commitments of approximately $267.0 million, Series C Revolving Commitments of approximately $20.8 million and Series D Revolving Commitments of approximately $15.4 million is currently 2.0% per annum and (b) under the Series B Revolving Commitments of approximately $21.2 million is currently 3.0% and (2) (a) the applicable margin for LIBOR rate-based borrowings (a) under the Series A Revolving Commitments, Series C Revolving Commitments and Series D Revolving Commitments is currently 3.0% per annum and (b) under the Series B Revolving Commitments is currently 4.0%. The applicable margin is subject to one step-down of 25 basis points based on the Borrower meeting a consolidated first lien net leverage ratio test at the end of each fiscal quarter.

In addition to paying interest on outstanding principal under the revolving credit facility, the Borrower is required to pay a quarterly commitment fee (which will be subject to one step-down of 12.5 basis points based on our meeting a consolidated first lien net leverage ratio) to the lenders under the Amended and Restated Credit Agreement in respect of the unutilized commitments thereunder. The Borrower also pays customary letter of credit and agency fees.

Amortization and Final Maturity

The Borrower is not required to make any scheduled amortization payments under the revolving credit facility. The principal amount outstanding under the revolving credit facility will be due and payable in full on (i) with respect to the Series A Revolving Commitments and the Series B Revolving Commitments, (x) if the Springing Maturity Condition does not apply, March 31, 2021 and (y) if the Springing Maturity Condition does apply, the date that is 91 days before the maturity date of the Borrower’s Unsecured Notes Due 2020 (as defined in the Amended and Restated Credit Agreement) (the “Springing Maturity Date”), (ii) with respect to the Series C Revolving Commitments, November 16, 2017 and (iii) with respect to the Series D Revolving Commitments, March 31, 2019. The “Springing Maturity Condition” applies if, on the Springing Maturity Date, more than an aggregate principal amount of $250.0 million of the Borrower’s Unsecured Notes Due 2020 are either outstanding or have not been refinanced as provided in the Amended and Restated Credit Agreement.

Guarantees and Security

Obligations under the Amended and Restated Credit Agreement are unconditionally guaranteed by Holdings and each of the Borrower’s existing and future U.S. wholly-owned restricted subsidiaries (with certain exceptions for immaterial subsidiaries) and are secured by a perfected security interest in substantially all of the assets of the Borrower and the guarantors, in each case, now owned or later acquired, including a pledge of all of the Borrower’s capital stock, the capital stock of substantially all of the Borrower’s U.S. wholly-owned restricted subsidiaries and 65% of the capital stock of certain of the Borrower’s foreign restricted subsidiaries, subject in each case to the exclusion of certain assets and additional exceptions.

Ranking

The collateral securing the obligations under the Amended and Restated Credit Agreement, together with the Borrower’s outstanding secured notes and certain other future indebtedness and obligations permitted under the indentures governing the Borrower’s outstanding notes and the Amended and Restated Credit Agreement, are subject to first priority liens securing such indebtedness. However, under the terms of an existing intercreditor agreement, borrowings under the Amended and Restated Credit Agreement and up to an additional $60.0 million of future “superpriority” borrowings under incremental facilities will effectively rank ahead of the Borrower’s outstanding secured notes.

Certain Covenants and Events of Default

The Borrower is required to comply with a maximum consolidated first lien net leverage ratio test whenever it makes a borrowing or request a letter of credit under the Amended and Restated Credit Agreement, if, on a pro forma basis for such borrowing or request for such letter of credit, the aggregate principal amount of borrowings and outstanding letters of credit (except to the extent cash collateralized) under the Amended and Restated Credit Agreement would exceed 15% of the total amount of the revolving credit facility on such date. The Borrower is also required to comply with the maximum consolidated first lien net leverage ratio test as of the last day of any fiscal quarter. In addition, the Amended and Restated Credit Agreement includes negative covenants that will, among other things and subject to certain significant exceptions, limit the ability of the Borrower and its restricted subsidiaries to:

•	incur indebtedness or guarantees;

•	incur liens;

•	make investments, loans and acquisitions;

•	consolidate or merge;

•	sell assets, including capital stock of its subsidiaries;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock;

•	alter the business it conducts;

•	amend, prepay, redeem or purchase subordinated debt;

•	engage in transactions with its affiliates; and

•	enter into agreements limiting subsidiary dividends and distributions.

The Amended and Restated Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the revolving credit facility will be entitled to take various actions, including the acceleration of amounts due under the revolving credit facility and all actions customarily permitted to be taken by a secured creditor.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Third Amended and Restated Credit Agreement” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On August 10, 2017, the Company issued a press release announcing that the Issuer completed its offering of $400.0 million in aggregate principal amount of its 7.625% Senior Notes due 2023.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

Exhibit 4.1	Indenture, dated as of August 10, 2017, among APX Group, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of August 10, 2017, by and among APX Group, Inc., the guarantors listed on Schedule I thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers of the Notes.

Exhibit 10.1	Third Amended and Restated Credit Agreement, dated as of August 10, 2017, by and among the Borrower, Holdings, the other guarantors party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, L/C issuer and swing line lender.

Exhibit 99.1	Press Release, issued August 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

APX GROUP HOLDINGS, INC.

By:	/s/ Dale Gerard
Name: Dale Gerard
Title: Senior Vice President of Finance and Treasurer

Date: August 10, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 4.1	Indenture, dated as of August 10, 2017, among APX Group, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of August 10, 2017, by and among APX Group, Inc., the guarantors listed on Schedule I thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers of the Notes.

Exhibit 10.1	Third Amended and Restated Credit Agreement, dated as of August 10, 2017, by and among the Borrower, Holdings, the other guarantors party thereto, each lender from time to time party thereto and Bank of America, N.A., as administrative agent, L/C issuer and swing line lender.

Exhibit 99.1	Press Release, issued August 10, 2017.